Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in The TJX Companies, Inc.’s Annual Report on Form 10-K for the year ended January 30, 2010.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
September 10, 2010